Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter Results

Philadelphia, PA, April 19, 2023 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2023.
Management Comments
“During the first quarter, we made excellent progress on our 2023 business plan highlighted by achieving 71% of our speculative revenue target based on the midpoint of our guidance” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We continue to see positive mark-to-market rent increases of 14.9% and 4.2% on an accrual and cash basis. Our same store portfolio generated positive net operating income growth of 2.2% and 3.6% on an accrual and cash basis as well. We continue to make solid progress on all of our active development and redevelopment projects with two developments scheduled for delivery later this year.  The 10% growth in our leasing pipeline is further evidence of tenant preferences in flight to quality workplaces. Our liquidity position was further strengthened by closing a $70 million unsecured term loan. We have no wholly-owned maturities until October 2024.  With steady progress being made on our 2023 business plan, as well as all of our operating and financial metric targets, we are maintaining our FFO range of $1.12 to $1.20 per share.”

First Quarter 2023 Highlights
Financial Results
•Net loss allocated to common shareholders; ($5.3) million, or ($0.03) per share.
•Funds from Operations (FFO); $50.8 million, or $0.29 per diluted share.
Portfolio Results
•Core Portfolio: 89.0% occupied and 90.4% leased.
•New and renewal leases signed: 357,000 square feet.
•Rental rate mark-to-market: Increased 14.9% on an accrual basis and 4.2% on a cash basis.
•Same store net operating income: 2.2% on an accrual basis and 3.6% on a cash basis.
Transaction Activity
Finance Activity
•On March 1, 2023, we closed on a $70 million unsecured term loan. We intend to use the net proceeds from the loan for general corporate purposes, and pending such use, we have invested the proceeds in money market accounts at various financial institutions. The loan has a scheduled maturity date of February 28, 2025 (subject to our option to extend for twelve months on customary terms) and bears interest at the secured overnight financing rate (SOFR) plus 185 basis points.
•As previously announced, we repaid 100% of our outstanding 2023 Notes. On December 20, 2022, we repaid approximately $295.7 million of the 2023 Notes through a tender offer to the existing bond holders and subsequently on January 20, 2023 we repaid the remaining $54.3 million of the 2023 Notes. All of the

2023 Notes were repurchased or redeemed at par plus any accrued interest with proceeds from our December 2028 Guaranteed Note issuance, cash-on-hand and our unsecured line of credit.
•As previously announced, we entered into a non-recourse secured loan agreement in the aggregate principal amount of $245.0 million which bears interest at 5.875% (the “Secured Loan”).   The Secured Loan has a scheduled maturity date of February 6, 2028 and may be prepaid in full on or after March 6, 2025, subject to a prepayment premium, and may be prepaid in full on or after August 6, 2027 without any prepayment premium. The Secured Loan is collateralized by 7 wholly-owned properties. Net cash proceeds totaled $235.7 million and were used to escrow $15.2 million for property-level 2023 reserves and capital, to fully pay-off the outstanding balance on our $600.0 million unsecured line of credit and other corporate purposes.
•As of March 31, 2023, we had no outstanding balance on our $600.0 million unsecured line of credit.
•As of March 31, 2023, we had $96.9 million of cash and cash equivalents on-hand.
Results for the Three Months Ended March 31, 2023
Net loss allocated to common shares totaled ($5.3) million, or ($0.03) per share, in the first quarter of 2023 compared to a net income allocated to common shares of $5.9 million, or $0.03 per diluted share in the first quarter of 2022.
FFO available to common shares and units in the first quarter of 2023 totaled $50.8 million, or $0.29 per diluted share, versus $60.3 million or $0.35 per diluted share in the first quarter of 2022. Our first quarter 2023 payout ratio ($0.19 common share distribution / $0.29 FFO per diluted share) was 65.5%.
Operating and Leasing Activity
In the first quarter of 2023, our Net Operating Income (NOI) excluding termination revenues and other income items increased 2.2% on an accrual basis and 3.6% on a cash basis for our 72 same store properties, which were 89.0% and 89.3% occupied on March 31, 2023 and March 31, 2022, respectively.
We leased approximately 357,000 square feet and commenced occupancy on 175,000 square feet during the first quarter of 2023. The first quarter occupancy activity includes 109,000 square feet of renewals, 46,000 square feet of new leases and 20,000 square feet of tenant expansions. We executed on an additional 180,000 square feet of new leases scheduled to commence subsequent to March 31, 2023. Consistent with our business plan, we achieved a 45% tenant retention ratio in our core portfolio with negative absorption of (109,000) square feet during the first quarter of 2023. First quarter rental rate growth increased 14.9% as our renewal rental rates increased 15.2% and our new lease/expansion rental rates increased 13.8%, all on an accrual basis.
At March 31, 2023, our core portfolio of 72 properties comprising 12.8 million square feet was 89.0% occupied and, as of April 14, 2023, we are now 90.4% leased (reflecting new leases commencing after March 31, 2023).
Distributions
On February 16, 2023, our Board of Trustees declared a quarterly cash dividend of $0.19 per common share and OP Unit that was paid on April 19, 2023 to holders of record on April 5, 2023.
2023 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2023 loss per share guidance from ($0.12) - ($0.04) per share to ($0.15) - ($0.07) per share due to projected higher depreciation and amortization expense and we are maintaining our 2023 FFO guidance of $1.12 - $1.20 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2023 FFO and earnings per diluted share:

Guidance for 2023		Range

Loss per diluted share allocated to common shareholders	$(0.15)	to	$(0.07)
Plus: real estate depreciation, amortization	1.27		1.27

FFO per diluted share	$1.12	to	$1.20

Our 2023 FFO key assumptions include:
•Year-end Core Occupancy Range: 90-91%;
•Year-end Core Leased Range: 91-92%;
•Rental Rate Growth (accrual): 11-13%;
•Rental Rate Growth (cash): 4-6%;
•Same Store (accrual) NOI Growth Range: 0-2%;
•Same Store (cash) NOI Growth Range: 2.5-4.5%;
•Speculative Revenue Target: $17.0 - $19.0 million, $12.8 million achieved;
•Tenant Retention Rate Range: 49-51%;
•Property Acquisition Activity: None;
•Property Sales Activity: $100 - $125 million;
•Joint Venture Activity: None;
•Development Starts: None;
•Financing Activity: $245 Million Secured Financing (complete); $70.0 Million 2-Year Unsecured Term Loan (complete); and Construction Loan at 155 King of Prussia Rd in Radnor, PA;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 163 properties and 23.0 million square feet as of March 31, 2023 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will release our first quarter earnings after the market close on Wednesday, April 19, 2023 and will hold our first quarter conference call on Thursday, April 20, 2023 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.

Looking Ahead – Second Quarter 2023 Conference Call

We expect to release our second quarter 2023 earnings on Tuesday, July 26, 2023, after the market close and will host our second quarter 2023 conference call on Wednesday, July 27, 2023 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2023 guidance and the progress of our projects under development, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of our planned debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2022. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS
Real estate investments:
Operating properties	$3,632,495	$3,617,240
Accumulated depreciation	(1,096,199)	(1,063,060)
Right of use asset - operating leases, net	19,505	19,664
Operating real estate investments, net	2,555,801	2,573,844
Construction-in-progress	236,040	218,869
Land held for development	67,923	76,499
Prepaid leasehold interests in land held for development, net	27,762	35,576
Total real estate investments, net	2,887,526	2,904,788
Cash and cash equivalents	96,945	17,551
Restricted cash and escrow	16,126	—
Accounts receivable	13,446	11,003
Accrued rent receivable, net of allowance of $3,828 and $3,947 as of March 31, 2023 and December 31, 2022, respectively	182,523	179,771
Investment in unconsolidated real estate ventures	583,775	567,635
Deferred costs, net	95,037	96,639
Intangible assets, net	16,394	18,451
Other assets	95,339	78,667
Total assets	$3,987,111	$3,874,505
LIABILITIES AND BENEFICIARIES' EQUITY
Secured term loan, net	$241,231	$—
Unsecured credit facility	—	88,500
Unsecured term loan, net	317,848	248,168
Unsecured senior notes, net	1,574,221	1,628,370
Accounts payable and accrued expenses	114,370	132,440
Distributions payable	32,823	32,792
Deferred income, gains and rent	24,039	25,082
Intangible liabilities, net	9,921	10,322
Lease liability - operating leases	23,218	23,166
Other liabilities	56,222	52,331
Total liabilities	$2,393,893	$2,241,171
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 171,727,703 and 171,569,807 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1,717	1,716
Additional paid-in-capital	3,156,507	3,153,229
Deferred compensation payable in common shares	19,746	19,601
Common shares in grantor trust, 1,153,359 and 1,179,643 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	(19,746)	(19,601)
Cumulative earnings	1,170,936	1,176,195
Accumulated other comprehensive income (loss)	(1,410)	3,897
Cumulative distributions	(2,742,139)	(2,709,405)
Total Brandywine Realty Trust's equity	1,585,611	1,625,632
Noncontrolling interests	7,607	7,702
Total beneficiaries' equity	$1,593,218	$1,633,334
Total liabilities and beneficiaries' equity	$3,987,111	$3,874,505

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022
Revenue
Rents	$120,848	$115,901
Third party management fees, labor reimbursement and leasing	6,002	5,108
Other	2,377	6,496
Total revenue	129,227	127,505
Operating expenses
Property operating expenses	33,594	31,548
Real estate taxes	14,602	13,813
Third party management expenses	2,639	2,557
Depreciation and amortization	45,600	43,782
General and administrative expenses	9,482	10,000
Total operating expenses	105,917	101,700
Gain on sale of real estate
Net gain on sale of undepreciated real estate	781	897
Total gain on sale of real estate	781	897
Operating income	24,091	26,702
Other income (expense):
Interest and investment income	505	440
Interest expense	(22,653)	(15,742)
Interest expense - amortization of deferred financing costs	(1,027)	(709)
Equity in income of unconsolidated real estate ventures	(6,167)	(4,563)
Net income (loss) before income taxes	(5,251)	6,128
Income tax (provision) benefit	(25)	(27)
Net income (loss)	(5,276)	6,101
Net income attributable to noncontrolling interests	17	(8)
Net income (loss) attributable to Brandywine Realty Trust	(5,259)	6,093
Nonforfeitable dividends allocated to unvested restricted shareholders	(70)	(148)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(5,329)	$5,945
PER SHARE DATA
Basic income (loss) per Common Share	$(0.03)	$0.03
Basic weighted average shares outstanding	171,673,167	171,294,949
Diluted income (loss) per Common Share	$(0.03)	$0.03
Diluted weighted average shares outstanding	171,673,167	172,888,994

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022
Reconciliation of Net Income (Loss) to Funds from Operations:
Net income (loss) attributable to common shareholders	$(5,329)	$5,945
Add (deduct):
Net income (loss) attributable to NCI - LP units	(16)	10
Nonforfeitable dividends allocated to unvested restricted shareholders	70	148
Depreciation and amortization:
Real property	38,630	36,162
Leasing costs including acquired intangibles	6,140	6,994
Company's share of unconsolidated real estate ventures	11,564	11,295
Partner's share of unconsolidated real estate ventures	(4)	(5)
Funds from operations	$51,055	$60,549
Funds from operations allocable to unvested restricted shareholders	(224)	(238)
Funds from operations available to common share and unit holders (FFO)	$50,831	$60,311
FFO per share - fully diluted	$0.29	$0.35
Weighted-average shares/units outstanding - fully diluted	172,823,496	173,521,633
Distributions paid per common share	$0.19	$0.19
FFO payout ratio (distributions paid per common share/FFO per diluted share)	65.5%	54.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 1st QUARTER
(unaudited and in thousands)

Of the 77 properties owned by the Company as of March 31, 2023, a total of 72 properties ("Same Store Properties") containing an aggregate of 12.8 million net rentable square feet were owned for the entire three months ended March 31, 2023 and 2022. As of March 31, 2023, 1 property was recently completed/acquired, and 4 properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.0% and 89.3% during the three-month periods ended March 31, 2023 and 2022, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three months ended March 31,
	2023	2022
Revenue
Rents	$113,722	$110,317
Other	284	304
Total revenue	114,006	110,621
Operating expenses
Property operating expenses	30,604	28,509
Real estate taxes	13,415	13,082
Net operating income	$69,987	$69,030
Net operating income - percentage change over prior year	1.4%
Net operating income, excluding other items	$69,776	$68,268
Net operating income, excluding other items - percentage change over prior year	2.2%
Net operating income	$69,987	$69,030
Straight line rents & other	(2,278)	(2,880)
Above/below market rent amortization	(376)	(548)
Amortization of tenant inducements	219	188
Non-cash ground rent expense	200	204
Cash - Net operating income	$67,752	$65,994
Cash - Net operating income - percentage change over prior year	2.7%
Cash - Net operating income, excluding other items	$66,891	$64,543
Cash - Net operating income, excluding other items - percentage change over prior year	3.6%
	Three months ended March 31,
	2023	2022
Net income (loss):	$(5,276)	$6,101
Add/(deduct):
Interest income	(505)	(440)
Interest expense	22,653	15,742
Interest expense - amortization of deferred financing costs	1,027	709
Equity in loss of unconsolidated real estate ventures	6,167	4,563
Net gain on sale of undepreciated real estate	(781)	(897)
Depreciation and amortization	45,600	43,782
General & administrative expenses	9,482	10,000
Income tax provision (benefit)	25	27
Consolidated net operating income	78,392	79,587
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(8,405)	(10,557)
Same store net operating income	$69,987	$69,030